UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐	Soliciting Material Pursuant to §240.14a-12

ANCHOR SERIES TRUST

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ANCHOR SERIES TRUST
ASSET ALLOCATION PORTFOLIO
CAPITAL APPRECIATION PORTFOLIO
GOVERNMENT AND QUALITY BOND PORTFOLIO
GROWTH AND INCOME PORTFOLIO
GROWTH PORTFOLIO
MONEY MARKET PORTFOLIO
MULTI-ASSET PORTFOLIO
NATURAL RESOURCES PORTFOLIO
STRATEGIC MULTI-ASSET PORTFOLIO
Harborside Financial Center, 3200 Plaza 5
Jersey City, New Jersey 07311-4992
NOTICE OF JOINT SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON SEPTEMBER 26, 2011
Notice is hereby given that a joint special meeting of shareholders (the “Meeting”) of each of the various investment portfolios listed above (each, a “Portfolio” and collectively, the “Portfolios”), each a series of the Anchor Series Trust (the “Trust”), will be held on September 26, 2011, at 2:00 pm Central Time, in Meeting Room 2 of The Woodson Building, 2919 Allen Parkway, Houston, Texas 77019, or at any adjournment(s) or postponement(s) thereof, for the following purposes:
1.	Election of six (6) Trustees to the Board. (To be voted on by all Portfolios.)

2.	Amendment and restatement of the Trust’s Declaration of Trust. (To be voted on by all Portfolios.)

3.	Adoption of a “manager-of-managers” arrangement for certain Portfolios, pursuant to which SunAmerica Asset Management Corp., the Portfolios’ investment adviser, could retain subadvisers for the applicable Portfolios without shareholder approval. (To be voted on by the Capital Appreciation Portfolio, the Government and Quality Bond Portfolio, the Growth and Income Portfolio, the Growth Portfolio, the Multi-Asset Portfolio, the Natural Resources Portfolio, and the Strategic Multi-Asset Portfolio.)

4.	Adoption of a plan of liquidation for the Money Market Portfolio. (To be voted on by the Money Market Portfolio.)

5.	To approve changes to certain of the fundamental policies of certain of the Portfolios, as follows:
A.	Removal of the fundamental policy requiring shareholder approval of changes to investment goals or principal investment strategies for certain Portfolios. (To be voted on by the Asset Allocation Portfolio, the Capital Appreciation Portfolio, the Government and Quality Bond Portfolio, the Growth and Income Portfolio, the

Growth Portfolio, the Multi-Asset Portfolio, the Natural Resources Portfolio, and the Strategic Multi-Asset Portfolio.)

B.	Amendment of the Natural Resources Portfolio’s fundamental policy regarding concentration of investments. (To be voted on by the Natural Resources Portfolio.)

C.	Amendment of the fundamental policy regarding diversification of investments for certain Portfolios. (To be voted on by the Capital Appreciation Portfolio, the Government and Quality Bond Portfolio, the Growth and Income Portfolio, the Growth Portfolio, the Multi-Asset Portfolio, the Natural Resources Portfolio, and the Strategic Multi-Asset Portfolio.)

D.	Removal of the fundamental policy regarding investing in other investment companies for certain Portfolios. (To be voted on by the Capital Appreciation Portfolio, the Government and Quality Bond Portfolio, the Growth and Income Portfolio, the Growth Portfolio, the Multi-Asset Portfolio, and the Strategic Multi-Asset Portfolio.)

E.	Removal of the fundamental policy restricting certain Portfolios from purchasing securities of companies when securities issued by such companies are beneficially owned by certain affiliated persons of the Trust in certain circumstances. (To be voted on by the Capital Appreciation Portfolio, the Government and Quality Bond Portfolio, the Growth and Income Portfolio, the Growth Portfolio, the Multi-Asset Portfolio, the Natural Resources Portfolio, and the Strategic Multi-Asset Portfolio.)
6.	To transact such other business as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof.
Separate accounts of SunAmerica Annuity and Life Assurance Company, First SunAmerica Life Insurance Company, American General Life Insurance Company of Delaware, The United States Life Insurance Company in the City of New York, and Phoenix Life Insurance Company (together, the “Insurance Companies”) are the only shareholders of the Portfolios. The Separate Accounts serve as investment options for variable life insurance contracts and variable annuity contracts (each, a “variable contract”) issued by the Insurance Companies.
The Board has set July 29, 2011 as the date (the “Record Date”) for the determination of shareholders entitled to notice of and to vote at the Meeting. Owners of (or beneficiaries or annuitants under) variable contracts at the close of business on the Record Date have the right to instruct the Insurance Company that issued their contract as to the manner in which shares of one or more Portfolios attributable to their variable contract should be voted. Therefore, each Insurance Company will vote the shares of the Portfolios held by its separate accounts at the Meeting in accordance with timely instructions received from such owners of (or such beneficiaries or annuitants under) the variable contracts it issued. A Proxy Statement is attached to this Notice that describes the matters to be voted upon at the Meeting or any adjournment(s) or postponement(s) thereof, and a Voting Instruction Form is enclosed for you to provide your voting instructions to your Insurance Company.

Your voting instructions on these proposals are important. Please provide your voting instructions as soon as possible to save the expense of additional solicitations. You can vote quickly and easily by completing and mailing the enclosed Voting Instruction Form, or by telephone or on the Internet. Please follow the instructions that appear on your enclosed Voting Instruction Form to ensure your voting instructions are properly and timely recorded.
Important Notice Regarding the Availability of Proxy Materials for the Meeting:
This notice and the accompanying proxy statement is available on the internet at www.proxy-direct.com.
THE BOARD OF TRUSTEES OF THE TRUST UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR
EACH OF THE NOMINEES AND FOR EACH OF THE PROPOSALS RELATING TO YOUR PORTFOLIO
By Order of the Board of Trustees,
/s/ Gregory N. Bressler
Gregory N. Bressler
Secretary
Jersey City, New Jersey
August [___], 2011